Evers &
Hendrickson, LLP
--------------------------------------------------------------------------------
155 Montgomery Street, 12th Floor, San Francisco, CA 94104

                                                               Antoine M. Devine
                                                                         Partner

                                                           Direct (415) 772-8109
                                                             Main (415) 772-8100
                                                              Fax (415) 772-8101
         April 24, 2000                                      devine@everslaw.com


Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549


     Re:  Consumer Marketing Corporation, Legality of Shares


Dear Madam/Sirs:

         We have made reasonable inquiry and are of the opinion that the securities being offered, will, when sold, be legally issued, fully paid and non-assessable.

         We are not opining as to any other statements contained in the Form SB-2 registration statement, nor as to matters that occur after the date thereof.

                                             Very truly yours,


                                        Evers & Hendrickson, LLP


                                        /s/ Antoine M. Devine
                                        --------------------------------
                                        By: Antoine M. Devine, Partner


cc: Devinder Randhawa